                    R.H. PHILLIPS, INC.
                   26836 County Road 12A
                 Esparto, California 95627

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

The 1999 Annual Meeting of Shareholders of R.H. Phillips,
Inc. will be held on Tuesday, May 25, 1999 at 10:00 a.m. at the R.H. Phillips Winery, located at 26836 County Road
12A, Esparto, California, for the following purposes:

       1. To elect directors, with the following persons to be presented at the meeting by the current Board of Directors for election to the Board of Directors:
      John E. Giguiere, Karl E. Giguiere, Lane C.
      Giguiere, R. Ken Coit and Victor L. Motto.

      2.  To approve the 1999 Employee Stock Purchase Plan.

       3. To consider and act upon the appointment of Ernst and Young LLP as the independent auditors of R.H. Phillips, Inc.

       4. To take action upon any other matters that may properly come before the meeting or any adjournments thereof.

The foregoing proposals are more fully described in the accompanying Proxy Statement to which your attention is invited.

In accordance with the Bylaws and the action of the Board of Directors, only shareholders of record at the close of business on April 14, 1999, are entitled to notice of and to vote at the meeting.

                BY ORDER OF THE BOARD OF DIRECTORS

                //S//Lane C. Giguiere
                Lane C. Giguiere,
                Secretary


April 21, 1999

                  R.H. PHILLIPS, INC.

                26836 County Road 12A
              Esparto, California 95627

                   PROXY STATEMENT

       For the Annual Meeting of Shareholders
         to be held on Tuesday, May 25, 1999

This Proxy Statement and the accompanying proxy are furnished to the shareholders of R.H. Phillips, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual
Meeting will be held on Tuesday, May 25, 1999, beginning at 10:00 a.m. at the Company's headquarters, located at 26836 County Road 12A, Esparto, California, and at any postponements or adjournments of the Annual Meeting.
The Annual Report of the Company for the year ended
December 31, 1998, the Notice of Annual Meeting, this
Proxy Statement and the enclosed proxy were initially mailed to the shareholders on or about April 21, 1999. The enclosed proxy is being solicited by the Board of Directors of the Company.

The Company is paying all costs of preparing, assembling and mailing this Proxy Statement. The Company has made arrangement to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the Common Stock of the Company at the Company's expense. In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of the Company may without additional compensation solicit proxies by telephone or personal interview. The Company will bear the costs of the solicitations.

Voting and Revocability of Proxies

Shareholders are encouraged to complete the enclosed proxy and return it to the Company as soon as possible.
Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Company either a signed statement revoking the proxy or a properly executed proxy bearing a later date. A shareholder may also revoke a proxy by attending the Annual Meeting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder. If a proxy is signed and returned but no voting instructions are given, each valid proxy will be voted in the election of directors FOR those nominees presented by the Board of Directors, FOR approval of the R.H. Phillips Employee Stock Purchase
Plan, and FOR approval of Ernst and Young, LLP as the independent auditors of the Company. Should any other business properly come before the Annual Meeting, the person or persons named as the proxy shall be allowed to vote on such matters as that person or those persons determine in his, her or their sole discretion.

Abstentions and broker non-votes will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the Annual Meeting.

Shareholders of record as of the close of business on April
14, 1999, are entitled to notice of the Annual Meeting and to vote in person or by proxy. The Common Stock of the Company (the"Common Stock") is the only class of outstanding securities entitled to vote at the Annual
Meeting. As of the close of business on April 14, 1999, there were 6,582,559 shares of Common Stock outstanding and entitled to vote. The presence of a majority of the outstanding shares of Common Stock, either in person or by proxy, will constitute a quorum at the Annual Meeting.

                PROPOSAL NUMBER 1

              ELECTION OF DIRECTORS

The Company's Bylaws provide that the Board of Directors shall consist of between four and seven members, with the exact number of directors between four and seven to be determined by the Board of Directors. The Board of Directors has set the number of directors at five, and there are currently five members of the Board of Directors.

Persons may be nominated for election to the Board of Directors by the shareholders upon the making of a proper motion at the Annual Meeting.

Five directors are to be elected at the Annual Meeting to serve until the following annual meeting of shareholders.
The Board of Directors will present at the Annual
Meeting for election and recommends a vote FOR the following nominees: John E. Giguiere, Karl E. Giguiere,
Lane C. Giguiere, R. Ken Coit and Victor L. Motto. Each nominee was recommended unanimously by the Board of Directors for presentation to the shareholders for election at the Annual Meeting. Each nominee is currently a member of the Board of Directors.

Persons receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen. Votes against any candidate and any shares not voted (such as by abstention or broker non-votes) will have no impact on the election of directors. All proxies will be voted FOR the election of each of these nominees unless authority to vote for the election of any nominee or nominees is withheld by the shareholder giving the proxy. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors does not believe that any nominee will decline to serve.

Shareholders are entitled to one vote for each share held; however, in the election of directors, each shareholder has cumulative voting rights if those rights are properly exercised at the Annual Meeting. If a shareholder wishes to vote shares cumulatively, that shareholder is entitled to as many votes as the number of shares held multiplied by the number of directors to be elected. Under cumulative voting, each shareholder may cast all of his or her votes for a single candidate or distribute those votes among any or all candidates he or she chooses. No shareholder will be entitled to cumulate votes for any candidate unless that candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Annual Meeting of an intention to cumulate votes. If any shareholder has given such a notice, all shareholders may cumulate their votes for candidates who have been nominated. Shareholders will be given an opportunity to announce their intention to cumulate their votes prior to voting. Proxy holders are given discretionary authority to cumulate votes on shares for which they hold a proxy. Shareholders who do not wish to cumulate their votes in elections of directors will be entitled to cast one vote per share held for any candidate.

Background information with respect to the five nominees for election to the Board of Directors is set forth below.

     NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

John E. Giguiere. John Giguiere is the Co-President, Co-Chief Executive Officer and Chairman of the Board of Directors of the Company, in which capacities he has served since the Company was incorporated in 1994. Prior to that time, Mr. Giguiere was Co-President of R.H. Phillips Partners, a limited partnership that operated the R.H. Phillips vineyard and winery business prior to its merger into the Company, from 1989 until 1994. Raised on the Giguiere family farm where the R.H. Phillips winery is located, John Giguiere has spent his entire professional life in agribusiness. Together with his brother, Karl, John Giguiere founded the R.H. Phillips vineyard and winery business in 1981. John Giguiere is the President of the R.H. Phillips Vineyard, Inc., the second largest shareholder of the Company, and has managed the sales and marketing aspects of R.H. Phillips since 1983. Mr. Giguiere attended Willamette University in Salem, Oregon and California
State University at San Jose. He is 47 years old.

Karl E. Giguiere. Karl Giguiere is the Co-President, Co-Chief Executive Officer and Vice-Chairman of the Board of Directors of the Company, in which capacities he has served since 1994. Karl Giguiere was the Co-President of R.H. Phillips Partners from 1989 through 1994. Mr.
Giguiere was also raised on the Giguiere family farm and has spent his entire career in agribusiness. He has managed the farming and vineyard operations of R.H.
Phillips since it was founded in 1981. Karl Giguiere is the President of RHP Vineyards, Inc., the largest shareholder of the Company. Mr. Giguiere graduated from California
State Polytechnic University with a B.A. in Agribusiness. He is 53 years old.

Lane C. Giguiere. Ms. Giguiere has served on the Board of Directors and has been Vice-President, Sales
Administration of the Company since its incorporation in 1994. She was Sales Administration Manager of R.H.
Phillips Partners beginning in 1989 and has managed sales of the R.H. Phillips vineyard and winery business since
1983. Ms. Giguiere attended California State University at
San Jose and California State University at Chico. Ms.
Giguiere is 45 years old.

R. Ken Coit. Mr. Coit was elected a director of the Company soon after its incorporation in 1994 and served on the limited partners' Advisory Committee of R.H. Phillips Partners from 1989 through 1994. Mr. Coit is the owner of Coit Financial Group, a firm which specializes in real estate investments. Mr. Coit is also a licensed broker-dealer affiliated with Sequoia Equity Securities Corporation of Walnut Creek, California and is a registered representative of American Investors Company of Hayward, California. Mr. Coit received an M.B.A. from Pepperdine University and a B.S. in Pharmacy from the University of Arizona. Mr. Coit is 55 years old.

Victor L. Motto. Mr. Motto was elected to the Board of Directors in June 1996. Mr. Motto is a founding partner of Motto, Kryla & Fischer LLP, an accounting and business consulting firm devoted exclusively to the wine industry. Mr. Motto is also partner of MKF Systems, a wine industry computer systems business. He serves as a director of Grgich Hills Cellars, Hanzell Vineyards and S. Anderson Vineyard. He is also a director of the St. Helena Office Association and the Napa County Land Trust. Mr. Motto teaches university courses and is a frequent lecturer on wine industry issues. Mr. Motto is a Certified Public Accountant and received a B.A. in Business from the University of South Florida. Mr. Motto is 59 years old.

Directors are elected at annual meetings of the shareholders to terms which extend until the following annual meeting. Officers are appointed by, and serve at the discretion of, the Board of Directors.

The Board of Directors met four times in 1998. Each director has attended at least 75% of all meetings of the Board of Directors during such period as that director has been a member of the Board of Directors.

Victor Motto receives compensation of $1,000 per meeting plus travel expenses for attending meetings of the Board of Directors, and an annual retainer of $5,000. He also received options in 1997 to purchase 20,000 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date the option was granted. The total compensation paid Victor Motto in 1998 for attending meetings of the Board of Directors was $4,000. R. Ken Coit received options in 1997 to purchase 20,000 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date the option was granted. No other members of the Board of Directors are currently compensated for attending meetings of the Board of Directors or Board committees. The Board of Directors may institute a policy of compensating directors for attending such meetings in the future.

Under the terms of the Company's loan agreements with its major creditors, all principal and interest owing to that loan creditor shall be due and payable, at the creditor's option, if John or Karl Giguiere, or both, cease to be members of the Board of Directors and officers of the Company or cease to be in control of the day-to-day management of Company operations.

Board Committees, Meetings

The Board of Directors has an Audit Committee, a
Compensation Committee and a Stock Option Committee.
The members of the committees are selected by the full
Board of Directors and serve until they are replaced by the Board of Directors or until their earlier resignation or removal from such committee or the Board of Directors.

Audit Committee. The Board of Directors created the
Audit Committee in May 1996. The Audit Committee is to review the financial results of the Company with the Company's outside auditors and to discuss with the outside auditors the scope of the annual audit and other services the Company's outside auditors are to perform. The members of the Audit Committee are John Giguiere, Victor
Motto and R. Ken Coit. The Audit Committee met twice in 1998.

Compensation Committee. The Compensation Committee was created in May 1996, at the same time as the Audit
Committee. The Compensation Committee is to make recommendations concerning salaries and incentive compensation for the Company's officers and employees.
The members of the Compensation Committee are John
Giguiere, Victor Motto and R. Ken Coit. The Compensation
Committee did not meet during the year.

Stock Option Committee. The Stock Option Committee was formed in July 1995, to administer the Company's 1995
Stock Option Plan. The Stock Option Committee consists of
R. Ken Coit and Victor Motto. The Stock Option Committee did not meet during the year.

Transactions Concerning Board of Directors

The Company is the holder of a promissory note payable by RHP Vineyards, Inc. The note evidences a loan to that corporation by R.H. Phillips Partners and the assumption in 1993 of payment obligations of certain persons to R.H.
Phillips Partners. The amount payable under the note as of December 31, 1998 was $221,352. Unpaid amounts under the note bear interest at a rate of 7% per annum. The note and other obligations are payable in full on July 30, 2000.
The Company is the holder of a promissory note payable by Karl Giguiere. The amount payable under the note as of December 31, 1998, was $6,839. The note bears interest at 7% per annum and is due July 20, 2000.

The Board of Directors has adopted a policy pursuant to which all future material transactions and loans with affiliated parties will be made or entered into on terms no less favorable than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans, and any forgiveness thereof, must be approved by a majority of independent outside members of the Board of Directors who do not have an interest in the transaction.

Relationships Between Directors and Executive
Officers

John and Karl Giguiere are brothers. John and Lane
Giguiere are husband and wife. There are no other familial relationships between the directors and executive officers of the Company.

Reports under Section 16(a) of the Exchange Act

The Company's officers, directors and principal shareholders are required to file with the Security and Exchange Commission reports of their acquisitions and dispositions of equity securities of the Company. For the fiscal year ended December 31, 1998, the Company's officer's, directors and principal shareholders filed all required reports on a timely basis.

                 EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table provides certain summary financial information concerning compensation earned during the last three years by the two Co-Chief Executive Officers and three other highly compensated executive officers of the Company.

                          Summary Compensation Table
                                                                Long Term
                                                               Compensation
                                Annual Compensation   (1)         Awards
                              -------------------------------  --------------
                                                     Other
                                                     Annual     Securities
Name and Principal                                   Compen-    Underlying
   Position            Year  Salaries($)  Bonus($)  sation($)   Options(#)
------------------     ----  -----------  --------  ---------   ----------
John Giguiere, Co-     1998    153,300         686   16,034(2)     75,000
President Co-Chief     1997    150,000      48,768   20,000(2)          0
Executive Officer      1996     80,625      26,662   20,000(2)          0

Karl Giguiere, Co-     1998    153,300         686       1,908     75,000
President Co-Chief     1997    150,000      48,768           0          0
Executive Officer      1996     80,625      26,662           0          0

Mike Motroni           1998    128,718      24,686       5,752          0
Chief Financial        1997     74,840         662           0     50,000
Officer                1996         --          --          --         --

Barry Bergman          1998     82,500      45,686       4,121      5,000
Winemaker              1997     80,833      18,162           0      5,000
                       1996     74,515      11,062           0          0

Steve Crosta           1998     71,875      51,686         637          0
Sales Manager          1997     67,708      27,412           0     24,344
                       1996     65,000      25,662           0          0

[FN]
(1) Includes amounts earned in the fiscal year even if deferred pursuant to the Company's 401(k) savings plan.

(2) Includes the fair rental value of the farm house located at the R.H. Phillips winery where John and Lane Giguiere reside on a rent-free basis. The Company estimates that the fair rental value of the housing is approximately
$14,000 per year.

Employment Agreements

In March 1998, the Company entered into employment agreements with John Giguiere and Karl Giguiere. The agreements provide that John and Karl Giguiere (the
"Executives" or individually, the "Executive") each receive annual compensation of $150,000, subject to annual adjustment based on the Consumer Price Index. The agreements expire on December 31, 1999.

In addition, Nonstatutory Stock Options for 75,000 shares of Common Stock were granted to each Executive. The options were granted at a premium to market, with 50,000 shares immediately exercisable and an additional 25,000 shares exercisable in January 1999. The options expire in March 2008.

The employment agreements provide that the Company may terminate the Executive's employment at any time upon granting notice to the Executive, and that the Executive may resign for good reason prior to the agreements' expiration date. If employment is terminated by the Company other than for cause, or if the Executive terminates his employment for good reason, the Company shall continue to pay the Executive's salary and health insurance benefits for a period of two years following the effective date of termination, and the Executive will continue to be allowed to exercise the stock options until the scheduled expiration date.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information with respect to the Named Executive Officers concerning unexercised options held as of December 31, 1998.

                                                     Number of       Value of Unexercised
                                                   Securities       In-the-Money Options
                                                   Underlying               at
                                                   Unexercised      Fiscal Year End (1)
                                                 Options at Fiscal
                                                    Year End
                                                ------------------  ---------------------


Name          Shares Acquired on   Value Realized   Exercisable /       Exercisable /
                 Exercise (#)                       Unexercisable      Unexercisable (2)
---------------------------------------------------------------------------------------
John Giguiere        ----                 ----         90,860            $0.00
                                                       38,620            $0.00

Karl Giguiere        ----                 ----        111,290            $0.00
                                                       45,430            $0.00

Mike Motroni         ----                 ----         12,500            $0.00
                                                       37,500            $0.00

Barry Bergman        ----                 ----         31,895            $0.00
                                                       18,965            $0.00

Steve Crosta         ----                 ----         18,344            $0.00
                                                       22,344            $0.00

[FN]
(1) Based upon the closing price of the Common Stock on
December 31, 1998, as reported by the Nasdaq   National
Market ($2.813 per share).

 (2) The closing price of the Common Stock on December
 31, 1998, was below the exercise price per share.


        SECURITIES OWNERSHIP OF MANAGEMENT AND
              CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Common Stock of the Company as of March 15, 1999, by each director, by each executive officer shown in the Summary Compensation Table (see "Executive
Compensation"), by all directors and officers as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding voting securities of the Company.

                                                     Shares       Approximate
Name and Address of       Position                Beneficially      Percent
Beneficial Owner (1)                                  Owned          Owned
-----------------------------------------------------------------------------
John E. Giguiere (2)(3)   Co-President, Co-Chief    1,751,209         26.0
26836 County Road 12A     Executive Officer,
Esparto, CA 95627         Chairman of the Board,
                          Director

Karl E. Giguiere (2)(4)   Co-President, Co-Chief    1,716,166         25.5
26836 County Road 12A     Executive Officer, Vice-
Esparto, CA 95627         Chairman of the Board,
                          Director

Lane C. Giguiere (2)(5)   Vice-President, Director   1,751,209        26.0
26836 County Road 12A
Esparto, CA 95627

R. Ken Coit (6)           Director                     315,080         4.8
1655 North Main Street
Suite 270
Walnut Creek, CA 94596

Victor L Motto (7)        Director                      15,334           *
899 Adams Street
St. Helena, CA 94574

Mike Motroni (7)          Chief Financial Officer       12,500           *
26836 County Road 12A
Esparto, CA 95627

Barry Bergman (7)         Winemaker                     34,145           *
26836 County Road 12A
Esparto, CA 95627

Steve Crosta (7)          Sales Manager                 20,344           *
26836 County Road 12A
Esparto, CA 95627

All Executive Officers(7)                            2,315,547        33.1

John Hancock Mutual Life                             1,616,134        20.4
Insurance Company (8)
200 Clarendon Street
Boston, MA 02117

RHP Vineyards, Inc.                                    865,773        13.2
26836 County Road 12A
Esparto, CA 95627 (9)

R.H. Phillips Vineyard, Inc.                           714,103        10.9
26836 County Road 12A
Esparto, CA 95627 (9)

[FN]
*less than 1%

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
Percentages are based on 6,582,559 shares of Common Stock outstanding on March 15, 1999, adjusted as required by the rules of the Commission.

(2) Includes 865,773 shares of Common Stock owned by
RHP Vineyards and 714,103 shares of Common Stock owned by R.H. Phillips Vineyard, Inc. John and Karl
Giguiere own a majority of the outstanding stock of RHP Vineyards, Inc., constitute two of the three members of the Board of Directors, and are the Secretary and President, respectively, of that corporation. John and Karl Giguiere also own a majority of the outstanding shares of R.H. Phillips Vineyard, Inc., constitute two of the three members of the Board of Directors and serve as the President and Secretary, respectively, of that corporation. Because they share majority ownership of the stock of those corporations and constitute a majority of those corporations' directors, John and Karl Giguiere may be deemed beneficial owners of the shares held by those two corporations.

(3) Also includes 16,552 shares held as joint tenants with Lane Giguiere, a warrant to purchase 8,276 shares which Mr. Giguiere holds as joint tenants with Lane Giguiere, 30,645 shares subject to that portion of a stock option held by Lane Giguiere which is exercisable within 60 days of March 15, 1999, and 115,860 shares subject to that portion of a stock option held by Mr. Giguiere which is exercisable within 60 days of March 15, 1999.

(4) Also includes 136,290 shares subject to that portion of a stock option which is exercisable within 60 days of March
15, 1999.

(5) Also includes 16,552 shares held as joint tenants with John Giguiere, a warrant to purchase 8,276 shares which Lane Giguiere holds as joint tenants with John Giguiere, 115,860 shares subject to that portion of a stock option held by John Giguiere exercisable within 60 days of March
3, 1998, and 30,645 shares subject to that portion of a stock option held by Ms. Giguiere exercisable within 60 days of the date of March 15, 1999.

(6) Mr. Coit holds 254,058 shares as a joint tenant with Donna Coit, his wife, and 47,688 shares are held individually by Mr. Coit. Also includes 13,334 shares subject to that portion of a stock option exercisable within 60 days of March 15, 1999.

(7) Includes shares purchasable upon exercise of stock options within 60 days of March 15, 1999.

(8) Includes 1,346,788 shares of Common Stock purchasable at $4.00 per share under the terms of stock purchase warrants. The warrants are presently exercisable and expire on March 27, 2006.

(9) John and Karl Giguiere own a majority of the outstanding shares of RHP Vineyards, Inc. and R.H.
Phillips Vineyard, Inc. and constitute a majority of those corporations' boards of directors. See footnote 2 above.

               Employee Stock Purchase Plan

On January 29, 1999, the Board of Directors adopted the
1999 Employee Stock Purchase Plan, which is being submitted for shareholder approval at the Annual Meeting.
For additional information, see "Proposal No. 2: Approval of
Employee Stock Purchase Plan".

                  PROPOSAL NUMBER 2

       APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted, subject to shareholder approval, the R.H. Phillips 1999 Employee Stock Purchase
Plan (the "Purchase Plan") under which employees of the Company are given the opportunity to purchase Common Stock of the Company through payroll deductions.
A total of 150,000 shares of Common Stock are reserved for issuance under the Purchase Plan, none of which have yet been issued. Readers are encouraged to review the Purchase Plan, which is attached as Exhibit A.

Purpose

The purpose of the Purchase Plan is to provide employees (including officers) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. The Board of Directors believes that such equity participation provides employees at all levels with a greater incentive to contribute to the success of the Company.

Administration

The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board. The
Purchase Plan is currently being administered by the Compensation Committee, none of whose members is eligible to purchase shares under the Purchase Plan.
Reference hereinafter to the Board of Directors will include the Compensation Committee.

Eligibility and Participation

Any person employed 20 hours or more per week by the Company prior to the enrollment date of each offering period is eligible to participate in the Purchase Plan. As of December 31, 1998, approximately 175 employees were eligible to participate in the Purchase Plan.

No employee is permitted to participate in the Purchase
Plan if, at the commencement of an offering period, the employee would own or have the right to purchase 5% or more of the voting stock or value of all classes of stock of the Company (including stock which may be purchased under the Purchase Plan or pursuant to any stock options granted by the Company). Employees whose annual compensation is the greater of: (a) $100,000 in salary and commissions; or (b) the amount specified in Section 414(q) of the Internal Revenue Code are also not eligible to participate in the Purchase Plan.

Eligible employees become participants in the Purchase
Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions within a specified period prior to the commencement of the applicable offering period. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering period may not participate in the Purchase Plan until the commencement of the next offering period. A participant may at any time discontinue participation in the Purchase Plan, or may decrease the rate of payroll deductions.

Stock Purchases

Under the Purchase Plan, the Company withholds a specified percentage of each salary payment to participating employees over a certain offering period. The length and commencement date of each offering period is determined by the Board of Directors or its committee. At the end of the period (the "purchase date"), the Company issues to each participating employee a number of full shares of Common Stock determined by dividing the employee's cumulative amount withheld during the period by the purchase price per share. The price at which shares are sold under the Purchase Plan is 85% of the market value of the Common Stock at the end of the offering period.

Payroll Deductions

Payroll deductions commence on the first payday within the offering period and continue until the last payday of the offering period. The employee specifies the percentage of compensation to be deducted. The deduction may not exceed 10% (or such other rate as may be determined in the future by the Board of Directors) of a participant's compensation, nor may the deduction be less than 2%. In addition, deductions cannot be specified that would permit a participant to buy pursuant to the Purchase Plan shares worth more than $15,000 (determined at the market value of the shares on the first day of the offering period) in any calendar year; nor may a participant purchase more than 2,500 shares of Common Stock during any offering period.
Furthermore, if the number of shares which would otherwise be purchased by all participants on a given purchase date exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made. All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company without accrual of interest.

Withdrawal

An employee's participation may be terminated in whole, but not in part, by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be effected at any time prior to the end of the offering period. A participant's withdrawal from an offering does not have any effect upon such employee's eligibility to enroll for subsequent offerings under the Purchase Plan.

Termination of Employment

Termination of a participant's employment for any reason, other than death or disability, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant without interest.

Changes in Capitalization

In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of outstanding shares of Common Stock, effected without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase, the purchase price per share and the shares remaining in the Purchase
Plan.

Nonassignability

No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

Federal Income Tax Information

The Purchase Plan, including the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986 (the "Code"). Under these provisions, no income will be taxable to a participant at the time of purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as summarized below.

If the shares are sold or disposed of (including by way of gift) more than two years after the first day of the offering period and more than one year after the last day of the offering period, the participant will recognize taxable ordinary income at that time in an amount equal to the lesser of (a) the excess of the market value of the shares at the time of sale or disposition over their purchase price, or
(b) 15% of the fair market value of the shares on the first day of the offering period, and any further profit is taxable as long-term capital gain. If the shares are sold and the sales price is less than the price the participant paid for the shares, the difference is treated as long-term capital loss. Under current law, capital losses are allowed to be applied in full against capital gains plus $3,000 of other income.

If the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the market value of the shares on the purchase date over the purchase price will constitute compensation income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year.

The Company is entitled to a deduction to the extent that ordinary income must be reported by the participant upon disposition of shares before the expiration of the holding periods described above.

Amendment and Termination of the Purchase Plan

The Board of Directors may at any time amend or terminate the Purchase Plan. To the extent necessary to comply with rules promulgated under Section 16 of the Securities
Exchange Act or to comply with Sections 421 and 423 of the Code and any regulations thereunder, any amendment made to the Purchase Plan will require the approval of the shareholders of the Company.

Recommendation of the Board

The Board of Director recommends a vote "FOR" approval of the Employee Stock Purchase Plan. Confirmation will require the affirmative vote by holders of a majority of shares present or represented by proxy and entitled to vote on the matter.


                 PROPOSAL NUMBER 3

          APPROVAL OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst and Young LLP
("Ernst and Young") as the Company's independent auditors for the fiscal year ending December 31, 1999.
Ernst and Young has audited the Company's annual financial statements for the fiscal year ended December 31, 1998.

It is not anticipated that representatives of Ernst and Young will be present at the Annual Meeting. If representatives are present, they will be provided an opportunity to make a statement should they wish to do so and to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" approval of Ernst and Young as the Company's independent auditors for the fiscal year ending December 31, 1999. Confirmation will require the affirmative vote by holders of a majority of shares present or represented by proxy and entitled to vote on the matter. In the event that confirmation fails to receive the required majority vote, the Board of Directors will reconsider its selection.


       SUBMISSION OF SHAREHOLDER PROPOSALS FOR
         1998 ANNUAL MEETING OF SHAREHOLDERS

The 2000 Annual Meeting of Shareholders has been scheduled to take place on May 23, 2000. Shareholder proposals for presentation at that meeting must be received by the Company by no later than January 21, 2000.

                   OTHER BUSINESS

It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on that business or any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.

             By Order of the Board of Directors

             //s//Lane C. Giguiere
             Lane C. Giguiere,
             Secretary

April 21, 1999

Upon written request of any person whose proxy is being solicited hereby, the Company will provide without charge a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, which was filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the financial statements and schedule thereto, but without exhibits. All such requests may be directed to: Michael J. Motroni, Chief
Financial Officer, R.H. Phillips, Inc., 26836 County Road
12A, Esparto, California 95627.

                       EXHIBIT A

                  R.H. PHILLIPS 1999

             EMPLOYEE STOCK PURCHASE PLAN


The purpose of the R.H. Phillips 1999 Employee Stock
Purchase Plan is to provide the employees of R.H. Phillips, Inc. (the "Company") with a convenient way to become shareholders and to invest in the Company by purchasing shares of the Company's Common Stock (the "Common
Stock") through payroll deductions. The Board of Directors believes that participation as shareholders of the Company provides greater incentives to the employees to contribute to the success of the Company.

1. Qualified Plan. The Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

 2. Eligible Employees. Except for those employees who are excluded from participation under the express terms of this Plan, all persons who are employed by the Company five days prior to the commencement of an Offering Date (as defined in Section 5 below) are eligible to participate in the purchase of shares of the Company's Common Stock under this Plan. The following employees of the Company will not be eligible to participate in the Plan:

   (a) Employees whose customary employment is 20 hours per week or less;

   (b) Employees whose customary employment is for not more than five months in any calendar year; and

      (c) Employees who are "highly compensated employees" within the meaning of 414(q) of the Code;
   provided that their annual compensation for the year prior to any Offering Period exceeds the greater of: (i)
   $100,000 in salaries, commissions and overtime payments, but excluding bonuses, long term incentives and other compensation; or (ii) the annual compensation amount specified in Section 414(q) of the Code and the rules of the Department of Treasury enacted pursuant to that Section of the Code, as amended from time to time.

3. Equal Rights of Employees. All employees who are eligible to purchase shares of Common Stock under this Plan shall have the same rights and privileges, except as set forth herein.

4. Number of Shares Issuable Under Plan. The Company may sell a maximum of 150,000 shares of Common Stock under this Plan. The number of shares issuable under this Plan shall be adjusted to take into account increases or decreases in the number of shares of Common Stock due to stock dividends payable to the holders of Common Stock, stock splits in the Common Stock, or reverse stock splits and other combinations in the Common Stock of the Company.

5. Offering Periods/Procedures. Shares of Common Stock will be sold by the Company under this Plan pursuant to the following procedures:

      (a) When the Board of Directors determines that it wishes to offer shares of Common Stock for sale under this Plan, the Board of Directors will fix a date
   (hereafter the "Offering Period") during which the Company will offer shares of Common Stock for sale
   (an "Offering"). The Offering Period shall begin on a date as the Board of Directors determines, which date shall be no less than 20 days after the Board of Directors sets such date. The Offering Period shall continue for such period as the Board of Directors shall determine, provided that no Offering Period shall extend for greater than six months. The Secretary of the Company shall deliver a written notice to all employees then eligible to purchase shares of Common Stock under this Plan as to the date the Offering Period will begin and the duration of the period.

      (b) If an employee wishes to purchase shares of Common Stock in any Offering, that employee shall complete and deliver to the Secretary of the Company a Subscription Option Agreement (a "Subscription
   Agreement") and any other documents prescribed by the Company within five days prior to the commencement of the Offering Period. Each such employee shall authorize the Company to deduct a percentage of his or her wages, which amount shall be applied toward the purchase of Common Stock.
   Subject to the limits in Section 8 of this Plan, the employee will specify the percentage of his or her salary to be deducted for this purpose in a Subscription Agreement. Each Subscription
   Agreement shall allow the participating employee the right to purchase shares only with respect to that specific Offering, and if that participating employee wishes to purchase shares in any subsequent Offering, that employee must execute a new Subscription
   Agreement.

      (c) The Subscription Agreement will provide the employee with the option of terminating his or her participation in that Offering at any time prior to the business day following the end of the Offering Period for which that Subscription Agreement pertains. If the employee wishes to terminate his or her participation in in that Offering, that employee will deliver a written notice to that effect to the Secretary of the Company.
   The Company shall promptly thereafter forward to the employee payment in cash equal to the amount deducted from the wages of the employee during the Offering Period.

6. Price. The price per share at which employees may purchase shares of Common Stock in any Offering shall be 85% of the fair market value of the Common Stock as of the last day of the Offering Period in which those shares are being purchased. For the purposes of this Plan, the fair market value of the Common Stock shall be the daily closing price of the Common Stock as quoted on the Nasdaq National
Market or on any other securities exchange where the Common Stock is traded during the Offering Period.

7. Issuance of Shares. At the end of the Offering Period, the Company shall issue to each employee that number of shares of Common Stock as is determined by dividing the cumulative amount of the payroll deducted from that employee during the Offering Period by the price determined under Section 6 hereof. No fractional shares will be issuable under this Plan and each option granted under this Plan will be adjusted downward to the nearest full share. Each employee who would otherwise be entitled to receive a fractional share will be entitled to receive payment of the fair market value of the remaining fractional share in cash.

8.  Limitations on Participation of Employees.

      (a) Five Percent Ownership. No employee may purchase shares of Common Stock under this Plan if that employee, immediately after the Offering Period begins, owns stock possessing 5% or more of the total combined voting power or value of the Company's
   Common Stock, computed in accordance with Section
   423(b)(3) of the Code.

      (b) Maximum Limit on Purchases. No employee may purchase shares under this Plan to the extent that his rights to acquire shares under all employee stock purchase plans accrue at a rate which exceeds
   $15,000 per annum (or such other maximum as may be set forth in the Code) of fair market value of the Common Stock (determined at the time the Offering
   Period begins) for each calendar year in which his or her subscription to purchase shares is outstanding at any time in accordance with the provisions of Section
   423(b)(8) of the Code. In addition, no employee will be entitled to purchase more than 2,500 shares during any Offering Period under this Plan.

9. Maximum/Minimum Deductions. The amount deducted from an employee's salary shall not exceed 10% or be less than 2% of that employee's after-tax Annual Compensation. For the purposes of this Plan, "Annual Compensation" shall mean the employee's base salary, overtime payments and sales commissions for the calendar year immediately prior to the beginning of the Offering Period, but shall not include bonuses, profit-sharing payments or other forms of compensation.

10. Over-Subscription. If the Company receives subscriptions for more than the maximum number of shares of Common Stock available for issuance under this Plan, the Company will allocate the maximum number of shares available on a pro-rata basis among the employees and the Company will pay to the employees in cash the funds deducted from their salaries which are not applied toward the purchase of Common Stock.

11. Termination of Employment. If a participating employee's employment is terminated for any reason other than death or disability, or if the employee resigns as an employee, that employee's rights to purchase shares under this Plan shall immediately terminate, and that employee shall receive payment in cash of any amounts deducted during the Offering Period for the purchase of Common Stock. Upon the death or disability of the employee, the participating employee (or his or her estate or personal representative, as the case may
be) shall be issued shares of Common Stock at the end of the Offering Period during which he or she died or became disabled. For the purposes of this Plan, an employee will be deemed "disabled" if that person has suffered a mental or physical impairment within the meaning of Section 22 of the Code.

12. Deducted Accounts -- No Interest on Cash Payments. No interest shall accrue on amounts deducted from payroll and employees shall not be entitled to payment of interest for these amounts in the event that employee's participation in any Offering is terminated for any reason. Any interest which may be earned on deducted payroll in the account where such funds are placed shall belong to the Company.

13. No Assignment of Rights. An Employee may not sell, assign or otherwise transfer his rights to purchase Common Stock under this Plan to any person otherwise than by Will or under the laws of descent and distribution, and the right to purchase Common Stock under this Plan may be exercise only by the employee during his lifetime.

14. Amendments and Discontinuance of Plan. The Board of Directors of the Company shall have the right to amend, modify or terminate this Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby. The foregoing notwithstanding, the following amendments shall not be effective unless approved by the shareholders of the Company at a duly called and validly held meeting or by the written consent of a majority of the outstanding:

      (a) Any amendment which increases the total number of shares of Common Stock which may be offered under this Plan;

      (b) Any amendment which changes the method at which the price at which those shares shall be sold is determined; or

Any amendment which increases the maximum number of shares which an employee may purchase.

15. Effective Date and Approvals. This Plan shall become effective at a time when all of the following events have occurred:

      (a) This Plan has been adopted by the Board of Directors of the Company and has been approved by the shareholders of the Company within 12 months after this Plan is adopted by the Board of Directors;
   and

      (b) A registration statement under the Securities Act of 1933, as amended, has become effective with respect to the Common Stock to be issued under this Plan.

      (c)The Company's obligation to offer, sell and deliver the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of those shares.

16. Miscellaneous Provisions. The Board of Directors' Compensation Committee shall administer, interpret and apply all provisions of the Plan, subject to the authority expressly given to the Board of Directors under this Plan. The Compensation Committee and the Board of Directors may waive such provisions of this Plan as either deem necessary to meet special circumstances not anticipated or covered expressly by this Plan; however, nothing contained in this Section shall be deemed to authorize the Board of Directors or Compensation Committee to amend this Plan in violation of Section 13 above or to alter or administer the provisions of this Plan in a manner inconsistent with Section 423 of the Code.